EXECUTIVE EMPLOYMENT AGREEMENT


          This Executive Employment Agreement ("Agreement") is made effective as of ____, 1997 (the "Effective Date"), between Garden Fresh Restaurant Corp., a Delaware corporation, hereinafter referred to as "Garden Fresh", and _______ _______, hereinafter referred to as "Employee."

          In consideration of the promises and of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Employment. Garden Fresh hereby affirms its employment of Employee, and Employee hereby affirms such employment, upon the terms and conditions set forth below.

     2. Duties. Employee is engaged in the position of _______________ _____________________________________. Employee shall faithfully and diligently perform the duties customarily performed by persons in the position for which Employee is engaged, together with such other duties as the Board of Directors (the "Board") of Garden Fresh shall designate from time to time. As part of Employee's duties, Employee acknowledges and understands that: (a) Employee will devote utmost knowledge and best skill to the performance of his duties; (b) Employee shall devote his full business time to the rendition of such services, subject to absences for customary vacations and for temporary illness; and (c) Employee will not engage in any other gainful occupation which requires his personal attention without prior consent of the Board with the exception that Employee may personally trade in publicly traded stocks, bonds, commodities or real estate investments for his own benefit.

     3.   Compensation.

          3.1 Base Salary. As compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, Garden Fresh shall pay Employee a base salary as determined by the Compensation Committee of the Board of Directors from time to time, but in no event less than $_______ per year (the "Base Salary").

          3.2 Bonus Plan. The Board or Compensation Committee shall adopt an incentive bonus plan, for which Employee shall be eligible and the terms of which shall be incorporated herein by reference.

          3.3 Salary Increase and Bonus Plan. The Board shall develop and implement a plan under which it, or the Compensation Committee thereof, will evaluate Employee's performance on not less than an annual basis and, if warranted, grant Employee increases in Base Salary and/or additional bonus compensation based on such evaluations. Actions of the Compensation Committee with respect to such increases shall automatically be incorporated by reference into this Agreement.

          3.4 Customary Fringe Benefits. Employee shall be entitled to such fringe benefits as Garden Fresh customarily makes available to executive employees of Garden Fresh ("Fringe Benefits"). Such Fringe Benefits may include vacation leave, sick leave, and health insurance coverage.

     4. Term. The employment term pursuant to this Agreement shall commence on the Effective Date set forth above, and shall remain in effect until Employee's employment is terminated in accordance with the provisions of Section 5 below. It is understood that Employee serves at the will of the Board of Directors of the Company and that he shall be considered an "at will" Employee.

     5. Termination. This Agreement and the employment of Employee shall terminate under the following conditions:

          5.1 Death.  The death of Employee.

          5.2 Disability. The permanent disability of Employee (permanent disability shall exist when Employee suffers from a condition of mind or body that indefinitely prevents Employee from satisfactory further performance of his duties, even with reasonable accommodation, for a cumulative period of 120 business days in any consecutive 12-month period following the commencement of employment).

          5.3 Termination for Good Cause. Upon receipt by Employee of written notice from Garden Fresh that Employee's employment is being terminated for "good cause." Garden Fresh has "good cause" to terminate Employee's employment if Employee has engaged in one or more of the following:

              5.3.1  Commission of a felony which results in conviction.

              5.3.2 Breach of the provisions of Section 8 hereof or of any material provision of the Employee Inventions and Proprietary Rights Assignment Agreement entered into between the Company and Employee ("Proprietary Rights Agreement").

          5.4 Resignation. Employee may resign at any time during the term of this Agreement provided that Employee is required to provide two
              (2) months advance notice of his resignation to Garden Fresh. Garden Fresh may waive some or all of that notice period at its sole discretion and must pay Employee only for the time he actually continues in the employment of Garden Fresh.

          5.5 Termination for Other Than Good Cause. Garden Fresh may terminate Employee's employment at any time without good cause, upon written notice delivered to Employee that Employee's employment is being terminated for "other than good cause." It shall be deemed a termination by Garden Fresh without good cause under this Section 5.5 if Employee (i) resigns within thirty (30) days of the date on which, without his consent, he no longer holds the position of Chief Executive Officer and President of Garden Fresh, or (ii) resigns due to his being required to relocate to a workplace outside California.

     6.   Compensation Upon Termination.

          6.1 Payment Upon Death or Disability. In the event this Agreement is terminated pursuant to Sections 5.1 or 5.2, Employee (or his estate in the case of death) shall be entitled to a lump-sum payment equal to two (2) months of Employee's then current Base Salary.

          6.2 Payment of Compensation Upon Termination for Good Cause. In the event Employee is terminated for good cause, as set forth in
              Section 5.3, he shall receive two (2) weeks notice that his employment is terminated and Employee shall be entitled only to the compensation set forth as Base Salary herein, prorated through the date of his termination as set forth in said notice plus any other benefits required by law. When Employee is terminated for good cause as defined in Section 5.3, Employee is entitled to no other severance compensation arising out of this Agreement and out of his employment relationship with Garden Fresh, and Employee shall permanently and absolutely forfeit all rights to all other severance benefits otherwise accruing by reason of Employee's employment by Garden Fresh.

          6.3 Payment of Compensation Upon Termination Other Than for Good Cause. In the event Employee's employment is terminated for other than good cause, as set forth in Section 5.5, Employee shall receive severance compensation pursuant to this Section, only if Employee executes a general release of claims, releasing any and all claims Employee has against Garden Fresh arising out of his employment or the termination of said employment.
              Employee is not entitled to any severance compensation pursuant to this Section unless he signs the general release described above. The severance compensation provided by this Section shall be six (6) monthly payments, payable in arrears, commencing one
              (1) month after the effective date of the termination in the amount equal to Employee's then current monthly Base Salary (plus benefits and 1/12 of Employee's prior year's bonus). Except as provided in Section 6.3 and, if applicable, Section 6.4, Employee is entitled to no other severance compensation when his employment is terminated for other than good cause.

          6.4 Payment Upon Change in Control. If within eighteen (18) months of a Change in Control, as that term is defined herein, (the "Transition Period") Employee's employment is terminated for other than good cause, as set forth in Section 5.5, or Employee refuses to accept or voluntarily resigns from a position other than a Qualified Position, as that term is defined below, in addition to any amounts which may be due to Employee pursuant to
              Section 6.3, Employee shall receive in one lump sum severance compensation in an amount equal to two (2) years of his Base Salary (as of the date of the change of control) plus (two) 2 year's bonus (based on the bonus received for the last full fiscal year immediately preceding the Change of Control). A "Change in Control" means the acquisition, directly or indirectly of more than 50% of the outstanding shares of any class of voting securities of Garden Fresh by any person or entity or a merger, consolidation or sale of all or substantially all of the assets of Garden Fresh, such that the individuals constituting the Board of Garden Fresh immediately prior to any such occurrence shall cease during the Transition Period to constitute a majority of the Board, unless the election of each director who was not a director prior to the Transition Period was approved by vote of at least two-thirds of the directors then in office who were directors prior to the Transition Period. Notwithstanding the foregoing, an acquisition of the requisite percentage of voting securities in connection with a public offering of securities by Garden Fresh for the primary purpose of providing capital resources to Garden Fresh shall not be considered a "Change in Control" for purposes of this Section 6.4. A "Qualified Position" is an executive officer position with the entity surviving the Change in Control, with substantially the same responsibilities as those held by the Employee as of the date of this Agreement, which position reports directly to the Board of Directors of the "Ultimate Parent Entity," as that term is defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, of the entity surviving the Change in Control. Also notwithstanding the foregoing, if Garden Fresh determines that the amounts payable to Employee under this Agreement, when considered together with any other amounts payable to Employee as a result of a Change in Control, cause such payments to be treated as excess parachute payments within the meaning of
              Section 280G of the Internal Revenue Code, Garden Fresh shall reduce the amount payable to Employee under this Section 6.4 to an amount that will not subject Employee to the imposition of tax under Section 4999 of the Internal Revenue Code.

     7. Arbitration/Sole Remedy for Breach of Agreement. In the event of any dispute between Garden Fresh and Employee concerning any aspect of the employment relationship, including any disputes upon termination, all such disputes shall be resolved by binding arbitration before a single neutral arbitrator in San Diego. The arbitrator shall be selected from the American Arbitration Association. The arbitrator is bound to rule only on whether or not there has been a violation of the terms of this Agreement and to render an award, if any, that is consistent with the terms of this Agreement. Neither party to this Agreement is entitled to any legal recourse or rights or remedies other than those provided within this Agreement. The Employee's sole remedies for claims arising out of his employment, with the exception of workers' compensation remedies, are those set forth in this Agreement. In the event of a termination of employment, the arbitrator is limited to a determination of whether or not the discharge was for good cause or for other than good cause. If an arbitration is brought for something other than a termination of employment, the arbitrator is limited to award contract damages. Garden Fresh shall bear the costs of the arbitration, including arbitrator's fees and the reasonable fees of one counsel for Employee if the dispute primarily relates to the applicability of the provisions set forth in Section 6.4.

     8. Covenant Not to Compete. Employee agrees that, during Employee's employment, and during any period with respect to which payments to Employee are made pursuant to Section 5.4 or Section 6, Employee will not directly or indirectly compete with Garden Fresh in any way, or prepare to compete or assist any other person or entity to compete with Garden Fresh in any way, and that Employee will not act as an officer, director, employee, consultant, more than one-percent shareholder, significant lender, or agent of any other entity which is engaged in any business of the same nature as, or in competition with, the business in which Garden Fresh is now engaged or in which Garden Fresh becomes engaged during the term of Employee's employment.

     9.   General Provisions.

          9.1 Payments. All payments due pursuant to the terms of this Agreement shall be delivered in person, or by first-class mail, postage prepaid to the last known address of the other party. Payments may be in lawful money of the United States, or may be made by check, draft or warrant of the paying entity. Any payments made pursuant to Section 5.4 or Section 6 hereof shall be made by certified or cashier's check and shall be delivered pursuant to the terms of Section 9.2.

          9.2 Notices and Delivery. Any notices to be given hereunder by either party to the other may be effected by either personal delivery in writing, or by mail, registered or certified, postage prepaid with a return receipt requested. Mailed notices shall be addressed to the other party to the address appearing beneath the party's signature on this Agreement, but each party may change its address by written notice in accordance with this paragraph. Notices shall be deemed communicated as of the date of delivery.

          9.3 Complete Agreement. Employee acknowledges receipt of this Agreement and agrees that this Agreement, along with the Proprietary Rights Agreement, represents the entire Agreement with Employer concerning the subject matter hereof. This Agreement supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the matters discussed herein of Employee and contains all of the covenants and agreements between the parties with respect to the terms and conditions of Employee's employment. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied herein.

          9.4 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

          9.5 Other Benefits. Any amounts payable under this Agreement, other than Base Salary, shall not be deemed salary or other compensation for the purpose of computing benefits under any pension plan or other arrangement of Garden Fresh for the benefit of its employees.

          9.6 No Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party from thereafter enforcing each and every other provision, or prevent that party from thereafter enforcing each and every other provision of this Agreement.

          9.7 Successors and Assigns. The rights and obligations of Garden Fresh under this Agreement shall enure to the benefit of and shall be binding upon the successors and assigns of Garden Fresh. Employee shall not be entitled to assign any of his rights or obligations under this Agreement.

          9.8 Applicable Law. This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of California.

          9.9 Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in subsequent writing and signed by the parties thereto.

          IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EMPLOYEE:                           GARDEN FRESH RESTAURANT CORP.
                                      a Delaware corporation

                                    By:
_______________________                      ________________________________
                                             __________________________

Address: ____________________       Address: Garden Fresh Restaurant Corp.
         ____________________                17180 Bernardo Center Drive
                                             San Diego, CA 92128